----------------------------------------------------
                                        Ex 99-B. 4.15
                                 Variable Annuity Contract
                           ----------------------------------------------------
                           Aetna Life Insurance and Annuity Company
                           Home Office: 151 Farmington Avenue
                           Hartford, Connecticut  06156
                           (800) 525-4225

                           Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in the Contract.

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Certificate of Group       To the Certificate Holder:
Annuity Coverage
                           Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                           This Certificate is a summary of the Group
                           Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

                           THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

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Right to Cancel            You may cancel the Account evidenced by this
                           Certificate within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Certificate within 7 days after it receives the notice of cancellation and this Certificate at its Home Office.

/s/  Gary G. Benanav                /s/  George N. Gingold
     Gary G. Benanav                     George N. Gingold
       President                             Secretary

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Contract Holder                     Group Annuity Contract No.
 E. G. Anybroker                     Specimen
Your Name                           Certificate No.
 John Doe                            Specimen
Annuitant Name                      Type of Plan
 John Doe Jr.                        IRA Rollover
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE

CMCC-IC(IR)

ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

CMCC-IC(IR)

Specifications

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Guaranteed               There are guaranteed interest rates for amounts held in
Interest Rate            the MG Account (See Certificate Schedule I).

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Deductions from the      There will be deductions for mortality and expense
Separate Account         risks and administrative fees.  (See Certificate
                         Schedule I and II).

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Deduction from Purchase  The Purchase Payment is subject to a deduction for
Payment                  premium taxes, if any. (See 3.01.)

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Surrender Fee            There will be a charge deducted upon surrender.
                         (See Certificate Schedule I).

                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:        Variable Annuity Account B
Charges to Separate
Account: A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                         Administrative Charge                           0.15%
                         Mortality Risk Charge                           0.35%
                         Expense Risk Charge                             0.90%
                                                                         ----
                         Total Separate Account
                         Charges                                         1.40%

Marathon Guaranteed Account (MG Account)
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                         Minimum Guaranteed Interest Rate (effective annual
                         rate of return):  3.0%.

Separate Account and MG Account
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Transfers:               An  unlimited  number of Transfers may be made
                         during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:         The Annual Maintenance Fee is $30.  If the Account's
                         Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance
                         Fee is $0.

Surrender Fee:           For each surrender, the Surrender Fee will be
                         determined as follows:

                                                             Surrender Fee
                         Length of Time from Deposit of    (as percentage of
                         Net Purchase Payment (Years)     Net Purchase Payment)

                         Less than 2 years                         7%
                         2 or more but less than 4 years           6%
                         4 or more but less than 5 years           5%
                         5 or more but less than 6 years           4%
                         6 or more but less than 7 years           3%
                         7 years or more                           0%

Systematic Withdrawal    The specified payment or specified percentage may not
Option (SWO):            be greater than 10% of the Account's Current Value at
                         time of election.

See 1.  GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate Account:    A daily charge at an annual effective rate of
                                1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed        If a Variable Annuity is chosen, an assumed
Annual Net Return Rate:         annual net return rate of 5.0% may be elected.
                                If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

                                The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                                The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                                If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                               (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                               (b) 6.25% on an annual basis plus and annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
-------------------------------------------------------------------------------

                              Minimum Guaranteed Interest Rate (effective
                              annual rate of return):  3.0%

See 1.  GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS

I. GENERAL DEFINITIONS
--------------------------------------------------------------------------------

                                                                            Page
   1.01    Account.............................................................9
   1.02    Accumulation Period.................................................9
   1.03    Adjusted Current Value..............................................9
   1.04    Annuitant...........................................................9
   1.05    Annuity.............................................................9
   1.06    Beneficiary.........................................................9
   1.07    Certificate Holder..................................................9
   1.08    Code................................................................9
   1.09    Contract............................................................9
   1.10    Contract Holder.....................................................9
   1.11    Current Value......................................................10
   1.12    Deposit Period.....................................................10
   1.13    Fixed Annuity......................................................10
   1.14    Fund(s)............................................................10
   1.15    General Account....................................................10
   1.16    Guaranteed Rates - MG Account......................................10
   1.17    Guaranteed Term....................................................10
   1.18    Guaranteed Term(s) Groups..........................................11
   1.19    Maintenance Fee....................................................11
   1.20    Marathon Guaranteed Account (MG Account)...........................11
   1.21    Market Value Adjustment (MVA)......................................11
   1.22    Matured Term Value.................................................11
   1.23    Matured Term Value Transfer........................................11
   1.24    Maturity Date......................................................11
   1.25    Net Purchase Payment...............................................11
   1.26    Nonunitized Separate Account.......................................12
   1.27    Purchase Payment...................................................12
   1.28    Reinvestment.......................................................12
   1.29    Separate Account...................................................12
   1.30    Surrender Value....................................................12
   1.31    Transfers..........................................................13
   1.32    Valuation Period (Period):.........................................13
   1.33    Variable Annuity...................................................13

II. GENERAL PROVISIONS
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
                                                                            Page
   2.01    Change of Contract................................................13
   2.02    Change of Fund(s).................................................14
   2.03    Nonparticipating Contract.........................................14
   2.04    Payments and Elections............................................14
   2.05    State Laws........................................................15
   2.06    Control of Contract...............................................15
   2.07    Designation of Beneficiary........................................15
   2.08    Misstatements and Adjustments.....................................15
   2.09    Incontestability..................................................15
   2.10    Grace Period......................................................15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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   3.01    Net Purchase Payment..............................................16
   3.02    Certificate Holder's Account......................................16
   3.03    Fund(s) Record Units -- Separate Account..........................16
   3.04    Net Return Factor(s) -- Separate Account..........................16
   3.05    Fund Record Unit Value -- Separate Account........................17
   3.06    Market Value Adjustment...........................................17
   3.07    Transfer of Current Value from the Funds or MG Account............18
   3.08    Reports...........................................................19
   3.09    Notice to the Certificate Holder..................................19
   3.10    Loans.............................................................19
   3.11    Distribution Options..............................................19
   3.12    Death Benefit Amount..............................................23
   3.13    Death Benefit Options Available to Beneficiary....................24
   3.14    Required Distribution to Certificate Holder Beneficiary...........25
   3.15    Liquidation of Surrender Value....................................26
   3.16    Surrender Fee.....................................................26
   3.17    Payment of Surrender Value........................................27
   3.18    Reinstatement.....................................................27
   3.19    Payment of Adjusted Current Value.................................28

IV. ANNUITY PROVISIONS
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   4.01    Choices to be Made................................................28
   4.02    Annuity Payments to Certificate Holder............................28
   4.03    Annuity Payments to Beneficiary...................................29
   4.04    Terms of Annuity Options..........................................29

                                                                           Page
   4.05    Death of Annuitant Beneficiary...................................30
   4.06    Fund(s) Annuity Units -- Separate Account........................31
   4.07    Fund(s) Annuity Unit Value -- Separate Account...................31
   4.08    Annuity Net Return Factor(s) -- Separate Account.................31
   4.09    Annuity Options..................................................32

I.    GENERAL DEFINITIONS
--------------------------------------------------------------------------------

1.01     Account:                A record established for each Certificate
                                 Holder to maintain the value of the Net
                                 Purchase Payment held on his her behalf during the Accumulation Period.

1.02     Accumulation Period:    The period during which the Net Purchase
                                 Payment is applied to an Account to provide future Annuity payment(s).

1.03     Adjusted Current Value: The Current Value of an Account plus or minus any aggregate MG Account MVA, if applicable.
                                 (See 1.21)

1.04     Annuitant:              The person whose life is measured for purposes
                                 of the guaranteed death benefit and the
                                 duration of Annuity payments under an Account.
                                 The Certificate Holder and Annuitant must be the same person under an Account.

1.05     Annuity:                Payment of an income:

                                 (a) For the life of one or two persons;
                                 (b) For a stated period; or
                                 (c) For some combination of (a) and (b).

1.06     Beneficiary:            The individual or estate entitled to receive
                                 any payment from an Account upon the death of the Annuitant.

1.07     Certificate Holder:     A person who purchases an interest in the
                                 Contract as evidenced by a certificate.

1.08     Code:                   The Internal Revenue Code of 1986, as it may
                                 be amended from time to time.

1.09     Contract:               The agreement between Aetna and the Contract
                                 Holder to provide annuities which qualify as Individual Retirement Annuities under Code
                                 Section 408(b) for the exclusive benefit of the Certificate Holder(s) or their Beneficiaries.

1.10     Contract Holder:        The entity to which the Contract is issued.
                                 The Contract is offered to:

                                 (a)    National Association of Securities
                                        Dealers, Inc. ("NASD") member
                                        broker-dealers selected by Aetna, who
                                        have a minimum net capital of $250,000
                                        or more, including broker-dealer
                                        subsidiaries of banks and savings and
                                        loan associations, to provide Individual
                                        Retirement Annuities under Code Section
                                        408 to their customers; and

                                 (b)    Employers who sponsor Individual
                                        Retirement Annuity plans under Code
                                        Section 408 for their employees.

1.11     Current Value:          As of the most recent Valuation Period, the
                                 Net Purchase Payment and any additional amount deposited pursuant to a 3.12 plus any interest added to the portion allocated to the MG
                                 Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.12     Deposit Period:         A calendar week, a calendar month, a calendar
                                 quarter, or any other period of time specified by Aetna during which the Net Purchase Payment.
                                 Transfers and Reinvestments are accepted into the MG Account for one or more Guaranteed
                                 Terms. Aetna reserves the right to extend the Deposit Period.

1.13     Fixed Annuity:          An Annuity with payments that do not
                                 vary in amount.

1.14     Fund(s):                The open-end management investment companies
                                 (mutual funds) in which the Separate Account invests.

1.15     General Account:        The account holding the assets of Aetna,
                                 other than those assets held in Aetna's
                                 separate accounts.

1.16     Guaranteed Rates -- MG  Aetna will declare the interest rate(s)
         Account: applicable to a specific Guaranteed Term at thestart of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuring Guaranteed Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract
                                 Schedule I.

                                 For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be a different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.17     Guaranteed Term:        The period of time for which MG Account
                                 Guaranteed Rates are guaranteed on Net Purchase
                                 Payments, Transfers and Reinvestments made into a current Deposit Period for the MG Account.
                                 Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                                 During a Deposit Period, Aetna may make
                                 available any number of Guaranteed Terms. The Certificate Holder may allocate the Net Purchase Payment and Transfers into any or all of the available Guaranteed Terms.

1.18     Guaranteed Term(s)      All MG Account Guaranteed Term(s) with the same
         Groups:                 length of time from the close of the Deposit
                                 Period until the designated Maturity Date.

1.19     Maintenance Fee:        The Maintenance Fee (see Contract Schedule I)
                                 will be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.20     Marathon Guaranteed     An accumulation option where Aetna guarantees
         Account (MG Account):   stipulated rate(s) of interest for specified
                                 periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the MG Account.

1.21     Market Value            An adjustment to the amount withdrawn or
         Adjustment (MVA):       transferred from an MG Account Guaranteed Term
                                 prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.22     Matured Term Value:     The amount payable on an MG Account Guaranteed
                                 Term's Maturity Date.

1.23     Matured Term            During the calendar month following an MG
         Value Transfer:         Account Maturity Date, the Certificate Holder
                                 may notify Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new
                                 Guaranteed Rate accrued thereon, from the MG
                                 Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24     Maturity Date:          The last day of an MG Account Guaranteed Term.

1.25     Net Purchase Payment:   The Purchase Payment less premium taxes,
                                 as applicable.

1.26     Nonunitized Separate    A separate account set up by Aetna under
         Account:                Title 38, Section 38a-433, of the Connecticut
                                 General Statutes, that holds assets for MG
                                 Account Terms. There are no discrete units for this Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate
                                 Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.27     Purchase Payment:       The cash payment accepted by Aetna at its Home
                                 Office which is a rollover amount under Code
                                 Section 402(c), 403(a)(4), 403(b)(8), or
                                 408(d)(3). Aetna may require verification that a rollover amount qualifies as such under the Code. Payments to Simplified Employee Pension plans and annual deductible and nondeductible contributions to Individual Retirement
                                 Annuities are not accepted under the Contract.

                                 Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

1.28     Reinvestment:           Aetna will mail a notice to the Certificate
                                 Holder at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during current
                                 Deposit Periods with their Guaranteed Rate(s) and projected Matured Term Value. If no specific direction is given by the Certificate
                                 Holder prior to the Maturity Date, each Matured
                                 Term Value will be reinvested in the current
                                 Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term
                                 Value will automatically be reinvested in the current Deposit Period for the next shortest
                                 Guaranteed Term available. If no shorter
                                 Guaranteed Term is available, the next longer
                                 Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate
                                 Holder the next business day after the Maturity
                                 Date. This notice will state the Guaranteed
                                 Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.29     Separate Account:       A separate account that buys and holds shares
                                 of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate
                                 Account generally is not guaranteed and is held at market value. The assets of the Separate
                                 Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.30     Surrender Value:        The amount payable by Aetna upon the surrender
                                 of any portion of an Account.

1.31     Transfers:              The movement of invested amounts among the
                                 available Fund(s) and the MG Account under this Contract during the Accumulation Period.

1.32     Valuation Period        The period of time for which a Fund determines
         (Period):               its net asset value, usually from 4:15 p.m.
                                 Eastern time each day the New York Stock
                                 Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.33     Variable Annuity:       An Annuity with payments that vary with the
                                 net investment results of one or more Funds under the Separate Account.

II.   GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01     Change of Contract:     Only an authorized officer of Aetna may change
                                 the terms of the Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                                 Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

                                 Aetna may make any change that affects the MG Account Market Value Adjustment (3.06) with at least 30 days advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

                                 Aetna reserves the right to change the terms of the distribution options (3.11) for future elections and discontinue the availability of these options after proper notification.

                                 Any change that affects any of the following under the Contract will not apply to Accounts in existence before the effective date of the change:

                                 (a)   Net Purchase Payment (1.25)
                                 (b)   MG Account Guaranteed Rate (1.16)
                                 (c)   Net Return Factor(s) -- Separate
                                       Account (3.04)
                                 (d)   Current Value (1.11)
                                 (e)   Surrender Value (1.30)
                                 (f)   Fund(s) Annuity Unit Value -- Separate
                                       Account (4.05)
                                 (g)   Annuity options (4.09)
                                 (h)   Fixed Annuity Interest Rates (4.01)
                                 (i)   Transfers (1.31).

                                 Any change that affects the Annuity options and the tables for the options may be made:

                                 (a)  No earlier than 12 months after the
                                      effective date of the Contract; and

                                 (b)  No earlier than 12 months after the
                                      effective date of any prior change.

2.01  Change of Contract         Any Account established on or after the
      (Cont'd):                  effective date of any change will be subject to
                                 the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under the Contract. The Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02 Change of Fund(s):          Aetna, or the Separate Account, may:

                                 (a) Change the Fund(s) which may be invested in
                                     by the Separate Account; and

                                 (b) Replace the shares of any Fund(s) held in
                                     the Separate Account with shares of any
                                     other Fund(s).

                                 Changes must be:

                                 (a)  Approved by a majority vote in the
                                      Separate Account with respect to the
                                      Fund(s) whose shares are to be replaced;
                                      or

                                 (b)  Deemed necessary by Aetna under the
                                      Investment Company Act of 1940; or

                                 (c)  Deemed necessary by Aetna to accomplish
                                      the purpose of the Separate Account.

                                 Aetna will notify the Contract Holder and the Certificate Holder of any change.

2.03  Nonparticipating           The Contract Holder, Certificate Holders, or
      Contract:                  Beneficiaries will not have a right to share
                                 in the earnings of Aetna.

2.04  Payments and               While the Certificate Holder is living, Aetna
      Elections:                 will pay the Certificate Holder any Annuity
                                 payments as and when due. After the Certificate
                                 Holder's death, any Annuity payments required to be made will be paid in accordance with
                                 4.05. Aetna will determine other payments and or elections as of the end of the Valuation
                                 Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.17.

2.05  State Laws:                The Contract and the certificates comply with
                                 the laws of the state in which they are
                                 delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                                 Annuity payments.

2.06  Control of Contract:       The Contract is between the Contract Holder and
                                 Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications.

2.06  Control of Contract        Each Certificate Holder has a nonforfeitable
      (Cont'd):                  right to all amounts held in his or her
                                 Account. Each Certificate Holder may make any choices allowed by this Certificate for his or her Account. Choices made under this Certificate must be in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                                 The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

                                 The Account may not be attached, alienated, or subject to the claims of any creditors of the Certificate Holder except to the extent permitted by law. The Account is nontransferable by the Certificate Holder. The Certificate Holder may not assign, transfer, pledge or use as collateral his or her rights under the Contract.

2.07  Designation of             Each Certificate Holder shall name his or her
      Beneficiary:               Beneficiary. The Beneficiary may be changed at
                                 any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08  Misstatements and          If Aetna finds the age of any Annuitant to be
      Adjustments:               misstated, the correct facts will be used to
                                 adjust payments.

2.09  Incontestability:          Aetna cannot cancel the Contract because of any
                                 error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10  Grace Period:              The Contract and the Account evidenced by this
                                 certificate will remain in effect except as provided in the Payment of Adjusted Current
                                 Value provision (see 3.19).

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01  Net Purchase               This amount is the actual Purchase Payment less
      Payment:                   any premium tax. Aetna will generally deduct
                                 the premium tax when Annuity benefits are elected (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                                 The Net Purchase Payment will be credited among:

                                 (a) The current Deposit Period(s) for
                                     Guaranteed Terms under the MG Account; and

                                 (b) The Fund(s) in which the Separate Account
                                     invests.

3.01  Net Purchase               The Certificate Holder shall tell Aetna the
      Payment (Cont'd):          allocation percentage to be applied to the
                                 current Deposit Period for each of the
                                 available Guaranteed Terms in the MG Account and or each Fund.

3.02  Certificate Holder's       Aetna will maintain an Account for each
      Account:                   Certificate Holder.

                                 Aetna will declare from time to time the acceptability and the minimum amount for a Purchase Payment.

3.03  Fund(s) Record             The portion of the Net Purchase Payment applied
      Units -- Separate          to each Fund under the Separate Account will
      Account:                   determine the number of Fund record units for
                                 that Fund. This number is equal to the portion of the Net Purchase Payment applied to each Fund divided by the Fund record unit value (see
                                 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04  Net Return Factor(s)       The net return factor(s) are used to compute
      -- Separate Account:       all Separate Account record units for any Fund.

                                 The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                 The net return rate is equal to:

                                 (a) The value of the shares of the Fund held by
                                     the Separate Account at the end of the
                                     Valuation Period; minus

                                 (b) The value of the shares of the Fund held by
                                     the Separate Account at the start of the Valuation Period; plus or minus

                                 (c) Taxes (or reserves for taxes) on the
                                     Separate Account (if any); divided by

                                 (d) The total value of the Fund(s) record units
                                     and Fund(s) Annuity units of the Separate
                                     Account at the start of the Valuation
                                     Period; minus

                                 (e) A daily Separate Account charge at an
                                     annual rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                                 A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05  Fund Record Unit           A Fund record unit value is computed by
      Value -- Separate          multiplying the Net Return Factors for the
      Account:                   current Valuation Period by the Fund record
                                 unit value for the previous Period. The dollar value of a Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06  Market Value               There will be an MVA for a withdrawal from the
      Adjustment:                MG Account before the end of a Guaranteed Term
                                 when the withdrawal is due to:

                                 (a) A Transfer; except as specified in MG
                                     Account Matured Term Value Transfer;

                                 (b) A full or partial surrender, including a
                                     10% free withdrawal under 3.16; or

                                 (c) An election of Annuity option 2 (see 4.09).

                                 Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                                 (a) The aggregate MVA amount which is the sum
                                     of all market value adjusted amounts
                                     calculated due to a withdrawal of amounts.
                                     This total may be greater or less than the Current Value of those amounts; or

                                 (b) The applicable portion of the Current Value
                                     in the MG Account.

                                 After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                                 The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the MG Account on account of an election of Annuity Options 3 or 4 (see 4.09).

                                 Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                         x
                                        ---
                                        365

                                    (1 + i)
                                 -------------
                                         x
                                        ---
                                        365

                                    (1 + j)

                                 Where:

                                 i is the Deposit Period Yield

                                 j is the Current Yield

                                 x is the number of days remaining (computed
                                   from Wednesday of the week of withdrawal) in the Guaranteed Term.

3.06  Market Value               The Deposit Period Yield will be determined as
      Adjustment                 follows:
      (Cont'd):
                                 (a) At the close of the last business day of
                                     each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                                 (b) The Deposit Period Yield is the average of
                                     those yields for the Deposit Period. If
                                     withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                                 The Current Yield is the average of the yields on the last business day of the week preceding withdrawals on the same U.S. Treasury Notes included in the Deposit Period Yield.

                                 In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.07  Transfer of Current        Before an Annuity option is elected, all or any
      Value from the             portion of the Adjusted Current Value of the
      Funds or MG                Certificate Holder's Account may be transferred
      Account:                   from any Fund or Guaranteed Term of the MG
                                 Account:

                                 (a) To any other Fund; or

                                 (b) To any Guaranteed Term of the MG Account
                                     available in the current Deposit Period.

                                 Transfer requests can be submitted as a
                                 percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                 The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I. Transfers from the MG Account of a Matured Term Value on or within one calendar month of a Term's Maturity Date do not count against the annual Transfer limit.

                                 Amounts applied to Guaranteed Terms of the MG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

3.07  Transfer of Current        Transfers from Guaranteed Terms of the MG
      Value from the             Account are subject to the MVA provisions of
      Funds or MG                3.06.
      Account (Cont'd):

3.08  Reports:                   Aetna, as issuer of the Contract, will make any
                                 reports required of it by federal law. Aetna will furnish annual calendar year reports concerning the status of the annuity.

3.09  Notice to the              The Certificate Holder will receive quarterly
      Certificate Holder:        statements from Aetna of:

                                 (a) The value of any amounts held in:

                                     (1) The MG Account; and

                                     (2) The Fund(s) under the Separate Account.

                                 (b) The number of any Fund(s) record units; and

                                 (c) The Fund(s) record unit value.

                                 Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.10  Loans:                     Loans are not available under the Contract.

3.11  Distribution               The following distribution options may be
      Options:                   elected by the Certificate Holder during the
                                 Accumulation Period.

                                 (a) Estate Conservation Option (ECO) - A
                                     distribution option under which a portion of the Account's Current Value will automatically be surrendered and distributed each year. ECO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under ECO. Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving ECO payments.

                                     (1) Amount of Distribution: Each year that
                                         ECO is in effect, Aetna will calculate
                                         and distribute an amount equal to the
                                         minimum required distribution under the
                                         Code. The annual distribution will be
                                         determined by dividing the Current
                                         Value as of December 31 of the year
                                         prior to the payment year, by a life
                                         expectancy factor.

3.11     Distribution Options            The Certificate Holder, or spouse
         (Cont'd.):                      Beneficiary if ECO is elected after the
                                         Certificate Holder's death, shall elect
                                         either single life expectancy or joint
                                         life expectancy. Life expectancy is
                                         computed by use of the expected return
                                         multiples in Tables V and VI of section
                                         1.72-9 of the Income Tax Regulations.

                                         Joint life expectancy can only be
                                         elected based on the joint life
                                         expectancy of the Certificate Holder
                                         and his or her Beneficiary. If the
                                         Certificate Holder makes any changes in
                                         the Beneficiary designation under the
                                         Certificate, ECO distributions after
                                         the change will be recalculated as
                                         required by IRS regulations.

                                         Life expectancies shall be recalculated
                                         annually. If the joint life expectancy
                                         is elected with a non-spouse
                                         Beneficiary, the life expectancy of the
                                         non-spouse Beneficiary may not be
                                         recalculated. Instead, the life
                                         expectancy will be calculated using the
                                         attained age of the Beneficiary during
                                         the calendar year in which the
                                         Certificate Holder attains age 70-1/2,
                                         and payments for subsequent years shall
                                         be recalculated based on such life
                                         expectancy reduced by one for each
                                         calendar year which has elapsed since
                                         the calendar year life expectancy was
                                         first calculated.

                                         If joint life expectancy is elected
                                         with a spouse Beneficiary, at the death
                                         of either, the payments can continue
                                         and will be calculated based solely on
                                         the survivor's life expectancy. If
                                         joint life expectancy is elected with a
                                         non-spouse Beneficiary and the
                                         non-spouse Beneficiary dies first,
                                         payments will continue based on the
                                         joint life expectancy.

                                         If a single life expectancy is elected
                                         and the Certificate Holder dies, or if
                                         a joint life expectancy is elected and
                                         the survivor dies, the death benefits
                                         determined under Section 3.12 will be
                                         paid to the Beneficiary in a lump sum
                                         not later than December 31 following
                                         the year of death.

                                     (2) Minimum Initial Current Value: At its
                                         discretion, Aetna may require a minimum
                                         initial Account Current Value for
                                         election of this option. If after
                                         election of this option, the Current
                                         Value is insufficient to make a
                                         scheduled ECO payment, Aetna will
                                         distribute the entire Account balance.

3.11  Distribution Options           (3) Date of Distribution: Distribution will
      (Cont'd.):                         be made annually on the 15th of any
                                         month or such other date Aetna may
                                         designate or allow. The Certificate
                                         Holder shall specify an initial
                                         distribution month, not earlier than
                                         the calendar year in which the
                                         Certificate Holder attains age 70-1/2,
                                         or such later time when distributions
                                         must commence as specified under the
                                         Code, whichever is appropriate. For a
                                         spouse Beneficiary, the earliest date
                                         is the date of the Certificate Holder's
                                         death.

                                     (4) Election and Revocation: ECO may be
                                         elected by the Certificate Holder, or
                                         spouse Beneficiary if elected after the
                                         Certificate Holder's death, by
                                         submitting a written request to Aetna
                                         at its Home Office.

                                         Once elected, this option may be
                                         revoked by the Certificate Holder by
                                         submitting a written request to Aetna
                                         at its Home Office. Any revocation will
                                         apply only to amounts not yet paid. The
                                         Certificate Holder assumes
                                         responsibility for compliance with
                                         minimum distribution rules under the
                                         Code. ECO may be elected only once by
                                         the Certificate Holder or by a spouse
                                         Beneficiary.

                                 (b) Systematic Withdrawal Option (SWO): A
                                     distribution option under which a portion of the Account's Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Contract. A Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                                     (1) Amount of Distribution: The Certificate
                                         Holder may elect one of the three
                                         payment methods described below.

                                         (i)   Specified Payment: Payments of a
                                               designated dollar amount. The
                                               annual amount may not be greater
                                               than the percentage of the
                                               Current Value at time of election
                                               as shown on Contract Schedule I.
                                               This annual dollar amount shall
                                               remain constant. At its
                                               discretion, Aetna may require a
                                               minimum initial payment amount;

3.11  Distribution Options               (ii)  Specified Period: Payments made
      Cont'd.):                                over a period of time of at least
                                               10 years. The maximum specified
                                               period shall be determined under
                                               the Code minimum distribution
                                               rules. The annual amount paid
                                               each year is calculated by
                                               dividing the Account Current
                                               Value as of December 31 of the
                                               prior year by the number of
                                               payment years remaining; or

                                         (iii) Specified Percentage: Payment of
                                               a designated percentage which
                                               cannot be greater than the
                                               percentage of the Current Value
                                               at the time of election as shown
                                               on Contract Schedule I. The
                                               percentage may be changed by
                                               written request. Aetna reserves
                                               the right to limit the number of
                                               times the percentage may be
                                               changed. The annual amount is
                                               calculated by multiplying the
                                               Current Value as of December 31
                                               of the year prior to the payment
                                               year by the designated
                                               percentage.

                                               Payments will be made until the
                                               year the Certificate Holder
                                               attains age 70-1/2 or, if elected
                                               by the Beneficiary, the year the
                                               Certificate Holder would have
                                               attained age 70-1/2.

                                         Under both the Specified Payment and
                                         Specified Period payment methods, a
                                         higher amount shall be paid in any year
                                         if required under the Code minimum
                                         distribution rules. For purposes of
                                         this determination, life expectancy for
                                         the initial distribution year shall be
                                         calculated based on single life
                                         expectancy Table V of section 1.72-9 of
                                         the Income Tax Regulations. With each
                                         subsequent year, the life expectancy
                                         will be the life expectancy for the
                                         previous year reduced by one.

                                         Payments upon the Certificate Holder's
                                         death will be made to the Beneficiary
                                         in the manner described in 3.13.

                                     (2) Minimum Initial Current Value: At its
                                         discretion, Aetna may require a minimum
                                         initial Current Value for election of
                                         this option. If after election of this
                                         option the Current Value is
                                         insufficient to make a scheduled SWO
                                         payment, Aetna will distribute the
                                         entire Account balance.

3.11  Distribution Options           (3) Date of Distribution: The Certificate
      (Cont'd.):                         Holder shall specify the initial
                                         distribution date. The earliest date
                                         for distribution is the first date on
                                         which the Certificate Holder attains
                                         age 59-1/2. As elected by the
                                         Certificate Holder, SWO payments will
                                         be made on a monthly, quarterly,
                                         semi-annual or annual basis. If SWO
                                         payments are made more frequently than
                                         annually, the designated annual amount
                                         is divided by the number of payments
                                         due each year. Subsequent distributions
                                         will be made on the 15th of any month
                                         or such other date Aetna may designate
                                         or allow.

                                     (4) Election and Revocation: SWO may be
                                         elected by the Certificate Holder, or
                                         spouse Beneficiary if elected after the
                                         Certificate Holder's death, by
                                         submitting a completed and signed
                                         election form to Aetna's Home Office.

                                         Once elected, this option may be
                                         revoked by the Certificate Holder or
                                         spouse Beneficiary if elected after the
                                         Certificate Holder's death, by
                                         submitting a written request to Aetna
                                         at its Home Office. Any revocation will
                                         apply only to amounts not yet paid. SWO
                                         may be elected only once by the
                                         Certificate Holder or by the spouse
                                         Beneficiary.

3.12  Death Benefit              If the Certificate Holder/Annuitant dies before
      Amount:                    Annuity payments start, the Beneficiary is
                                 entitled to a death benefit under the Account.
                                 The claim date is the date when proof of death and the beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

                                 (a) Death of Certificate Holder/Annuitant less
                                     than 75 years of age: The guaranteed death benefit is the greatest of:

                                     (1) The Net Purchase Payment made to the
                                         Account minus the sum of all amounts
                                         surrendered, applied to an Annuity, or
                                         deducted from the Account;

                                     (2) The step up value as of the date of
                                         death minus the total of all partial
                                         surrenders, amounts applied to an
                                         Annuity and deductions made from the
                                         Account since determination of the step
                                         up value. The step up value is the
                                         Current Value on the most recent
                                         seventh year anniversary of the date
                                         the Net Purchase Payment is applied to
                                         the Account:

                                     (3) The Account's Current Value as of the
                                         date of death.

3.12  Death Benefit                  The excess, if any, of the guaranteed death
      Amount (Cont'd):               benefit value over the Account's Current
                                     Value is determined as of the date of
                                     death. Any excess amount will be deposited to the Account and allocated to Aetna
                                     Variable Encore Fund as of the claim date.
                                     The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                 (b) Death 75 or the A date. of Certificate
                                     Holder/Annuitant age greater: The death
                                     benefit amount is ccount Current Value on the claim

3.13  Death Benefit              Prior to any election, or until amounts must be
      Options available to       otherwise distributed under this section, the
      Beneficiary:               Current Value of the Account will be retained
                                 in the Account. The Beneficiary has the right under the Account to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the beneficiary:

                                 (a) If the Beneficiary is the Certificate
                                     Holder's surviving spouse, the surviving spouse may exercise all rights under the Contract and continue in the Accumulation Period, or may elect (1), (2), or (3) below. Under the Code, distributions from the Account are not required until December 31st of the year in which the original Certificate Holder would have attained age 70-1/2. The Beneficiary may elect to:

                                     (1) Apply some or all of the Adjusted
                                         Current Value of the Account to Annuity
                                         option 2, 3 or 4 (see 4.09); or

                                     (2) Apply some or all of the Adjusted
                                         Current Value of the Account to Annuity
                                         option 1 (see 4.09); or

                                     (3) Receive, at any time, a lump sum
                                         payment equal to the Adjusted Current
                                         Value of the Account.

                                     If ECO is in effect on the Certificate
                                     Holder's date of death, the surviving
                                     spouse can elect to continue receiving ECO payments if a joint life expectancy was chosen. Otherwise, the surviving spouse must receive a lump sum payment equal to the Adjusted Current Value.

                                     If SWO is in effect and the Certificate
                                     Holder dies before the required beginning date for minimum distributions (see 3.14). SWO payments will cease and the surviving spouse may claim the death benefit in accordance with the terms of this section.

3.13  Death Benefit                  If SWO is in effect and the Certificate
      Options available to           Holder dies after the required beginning
      Beneficiary                    date for minimum distributions, the
      (Cont'd.):                     surviving spouse can elect to continue to
                                     receive the SWO payments. Otherwise, the surviving spouse must elect to receive a lump sum payment equal to the Adjusted
                                     Current Value.

                                 (b) If the Beneficiary is other than the
                                     Certificate Holder's surviving spouse, then options (1), (2), or (3) under (a) above apply. Any portion of the Adjusted Current Value of the Account that is not applied to Annuity option 2, 3 or 4 by December 31st of the year following the year of the Certificate Holder's death must be distributed by December 31st of the year containing the fifth anniversary of the Certificate Holder's date of death.

                                     If ECO or SWO is in effect on the
                                     Certificate Holder's date of death, the
                                     Beneficiary must receive an automatic and immediate lump sum payment equal to the Adjusted Current Value.

                                 (c) If no Beneficiary exists, a lump sum
                                     payment equal to the Adjusted Current Value will be made to the Certificate Holder's estate.

3.14  Required                   (a) Certificate Holder: The entire interest of
      Distribution to                the Certificate Holder will be distributed
      Certificate Holder/            or begin to be distributed no later than
      Beneficiary:                   April 1 following the calendar year in
                                     which the Certificate Holder attains age
                                     70-1/2 (required beginning date), over (a) the life of the Certificate Holder, or the lives of the Certificate Holder and his or her designated Beneficiary, or (b) a period certain not extending beyond the life expectancy of the Certificate Holder, or the joint and last survivor expectancy of the Certificate Holder and his or her designated Beneficiary. Payments must be made in periodic payments at intervals no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed
                                     Income Tax Regulations.

                                     All distributions made hereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code, and the
                                     regulations thereunder, including the
                                     minimum distribution incidental benefit
                                     requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

                                     Distribution may be an Annuity as set forth in Sections 4.01 through 4.04. payments under ECO or SWO as defined in Section
                                     3.11. or a lump sum payment.

                                 (b) Beneficiary: If the Certificate Holder dies
                                     after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Certificate Holder's death.

3.14  Required                       Distributions are considered to have begun
      Distribution to                if distributions are made on account of the
      Certificate Holder/            Certificate Holder's reaching his or her
      Beneficiary (Cont'd):          required beginning date or if prior to the
                                     required beginning date distributions
                                     irrevocably commence to the Certificate
                                     Holder over a period permitted and in an Annuity from acceptable under section
                                     1.401(a)(9) of the Income Tax Regulations.

3.15  Liquidation of             All or any portion of the Account's Adjusted
      Surrender Value:           Current Value may be surrendered at any time.
                                 Surrender requests can be submitted as a percentage of the Account value or as a specific dollar amount. The Net Purchase
                                 Payment amount is withdrawn first, and then the excess value, if any. Amounts are withdrawn on a pro rata basis from the Fund(s) and or the Guaranteed Term(s) Groups of the MG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                 After deduction of the Maintenance Fee, if applicable, the surrendered amounts shall be reduced by a Surrender Fee, if applicable.

3.16  Surrender Fee:             The Surrender Fee only applies to the Net
                                 Purchase Payment portion surrendered and varies according to the elapsed time since deposit
                                 (see Contract Schedule I).

                                 No Surrender Fee is deducted from any portion of the Current Value which is paid:

                                 (a) To a Beneficiary due to the Annuitant's
                                     death before Annuity payments start;

                                 (b) As a premium for an Annuity option 2, 3 or
                                     4 under this certificate (see 4.09);

                                 (c) As a distribution under the ECO or SWO
                                     provision (see 3.11);

                                 (d) At least 12 months after the date of the
                                     Purchase Payment to the Account in an
                                     amount equal to or less than 10% of the
                                     Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Certificate Holder while SWO is in effect;

                                 (e) For a full surrender of the Account where
                                     the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;

3.16  Surrender Fee              (f) By Aetna under 3.19; or
      (Cont'd):
                                 (g) If the Certificate Holder has spent at
                                     least 45 consecutive days in a licensed
                                     nursing care facility and each of the
                                     following conditions are met:

                                     (1) more than one calendar year has elapsed
                                         since the date this certificate was
                                         issued; and

                                     (2) the surrender is requested within 3
                                         years of admission to a licensed
                                         nursing care facility.

                                     This waiver does not apply if the
                                     Certificate Holder was in a nursing care facility at the time this certificate was issued.

3.17  Payment of                 Under certain emergency conditions, Aetna may
      Surrender Value:           defer payment:

                                 (a) For a period of up to 6 months (unless not
                                     allowed by state law); or

                                 (b) As provided by federal law.

3.18  Reinstatement:             All or a portion of the proceeds of a full
                                 surrender of an Account may be reinvested within 30 days after the surrender. Any
                                 Maintenance Fee and Surrender Fee charged at the time of surrender on the amount reinvested will be included in the reinstatement. Any
                                 Market Value Adjustment(s) deducted from surrenders will not be included in the reinstatement.

                                 Amounts will be reinstated among the MG Account and the Funds in the Separate Account in the same proportion as they were at the time of surrender. Any amounts reinstated to the MG Account will be credited to the available Guaranteed Terms of the current Deposit Period in the same proportion as they were at the time of surrender. In the event that a Guaranteed Term of the same duration is unavailable, amounts will be reinvested in the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. The number of Fund(s) record units reinstated will be based on the record unit value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinstated.

                                 Any Maintenance Fee which falls due after the surrender and before the reinvestment will be deducted from the amount reinstated.

                                 Any Account(s) surrendered because the Current Value was less than $2,500 immediately following any partial surrender may not be reinstated (see 3.19).

                                 Reinstatement of an Account is permitted only once.

3.19  Payment of Adjusted        Upon 90 days' written notice to the
      Current Value:             Certificate Holder, Aetna will terminate any
                                 Value: Account if the Current Value becomes less than $2,500 immediately following any partial surrender. Aetna does not intend to exercise this right in cases where an Account
                                 Current Value is reduced to $2,500 or less solely due to investment performance. A
                                 Surrender Fee will not be deducted from the Adjusted Current Value. This terminated
                                 Adjusted Current Value of an Account may not be reinstated.


IV.   ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01  Choices to be Made:        The Certificate Holder may tell Aetna to apply
                                 any portion of the Adjusted Current Value
                                 (minus any premium tax) for an Annuity under option 2, 3, or 4 (see 4.09). The first Annuity payment may not be earlier than one calendar year after the Purchase Payment nor later than the later of:

                                 (a) The first day of the month following the
                                     Annuitant's 85th birthday or

                                 (b) The tenth anniversary of the last Purchase
                                     Payment. In lieu of the election of an
                                     Annuity, the Certificate Holder may tell
                                     Aetna to make a lump sum payment.

                                 When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                                 (a) A Fixed Annuity using the General Account;

                                 (b) A Variable Annuity using any of the Fund(s)
                                     available under this Contract for Annuity purposes; or

                                 (c) A combination of (a) and (b).

                                 If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule
                                 II).

4.02  Annuity Payments to        In no event may any payments under an Annuity
      Certificate Holder:        option extend beyond:

                                 (a) The life of the Certificate Holder;

                                 (b) The lives of the Certificate Holder and
                                     Beneficiary;

                                 (c) Any certain period greater than the
                                     Certificate Holder's life expectancy
                                     according to regulations under Code Section
                                     401(a)(9), determined as of the date
                                     payments are to begin; or

                                 (d) A period greater than the joint and last
                                     survivor life expectancies of the
                                     Certificate Holder and the Certificate
                                     Holder's Beneficiary according to
                                     regulations under Code Section 401(a)(9), determined as of the date payments are to begin.

4.03  Annuity Payments to        In no event may payments to the Beneficiary
      Beneficiary:               under an Annuity option extend beyond:

                                 (a) The life of the Beneficiary; or

                                 (b) Any certain period greater than the
                                     Beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).

4.04  Terms of Annuity           (a) When payments start, the age of the
      Options: Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

                                 (b) An Annuity option may not be elected if the
                                     first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban. (CPI-U) since July 1, 1993.

                                 (c) If a Fixed Annuity under option 2, 3 or 4
                                     is chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                                 (d) For purposes of calculating the guaranteed
                                     first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                     The Annuity rates for Options 3 and 4 are based on mortality from 1983 Table a.

                                 (e) Assumed Annual Net Return Rate is the
                                     interest rate to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate Account must earn this rate plus enough to cover the mortality expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

4.04  Terms of Annuity           (f) Once elected, Annuity payments cannot be
      Options (Cont'd):              commuted to a lump sum except for Variable
                                     Annuity payments under Option 2 (see 4.09)
                                     The life expectancy of the Certificate
                                     Holder or Certificate Holder and second
                                     Annuitant shall be irrevocable upon the
                                     election of an Annuity option.

4.05  Death of Annuitant/        (a) When the Annuitant dies under option 2 or
      Beneficiary:                   3, or both the Annuitant and second
                                     Annuitant die under option 4(d), the
                                     present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected and the Annuitant dies, the remaining payments will continue to the second Annuitant as successor payee.

                                 (b) If there is no Beneficiary under option 2,
                                     3 or 4, the present value of any remaining payments will be paid in one sum to the Certificate Holder's estate.

                                 (c) If the Beneficiary designated under option
                                     1 dies, the amount held plus accrued
                                     interest will be paid in one sum to a
                                     successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

                                 (d) If the Beneficiary dies while receiving
                                     Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary, or upon election by the successor Beneficiary, any remaining payments will continue to the successor Beneficiary. If no successor Beneficiary has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

                                 (e) The present value will be determined as of
                                     the Valuation Period in which proof of
                                     death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.06  Fund(s) Annuity            The number of each Fund's Annuity units is
      Units -- Separate          based on the amount of the first Variable
      Account:                   Annuity payment which is equal to:

                                 (a) The portion of the Current Value applied to
                                     pay a Variable Annuity (minus any premium tax); divided by

                                 (b) 1,000; multiplied by

                                 (c) The payment rate for the option chosen.

4.06  Fund(s) Annuity            Such amount, or portion of the Variable payment
      Units -- Separate          will be divided by the appropriate Fund Annuity
      Account (Cont'd):          unit value (see 4.07) of the tenth Valuation
                                 Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.07  Fund(s) Annuity            For any Valuation Period, a Fund Annuity unit
      Unit Value --              value is equal to:
      Separate Account:
                                 (a) The Value for the previous Period;
                                     multiplied by

                                 (b) The Annuity net return factor(s) (see 4.08
                                     below) for the Period; multiplied by

                                 (c) A factor to reflect the assumed annual net
                                     return rate (see Contract Schedule II).

                                 The dollar value of a Fund(s) Annuity unit values and Annuity payments may go up or down due to investment gain or loss.

4.08     Annuity Net Return      The Annuity net return factor(s) are used to
         Factor(s) -- Separate   compute all Separate Account Annuity Payments
         Account:                for any Fund.

                                 The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                 The net return rate is equal to:

                                 (a) The value of the shares of the Fund held by
                                     the Separate Account at the end of a
                                     Valuation Period; minus

                                 (b) The value of the shares of the Fund held by
                                     the Separate Account at the start of the Valuation Period; plus or minus

                                 (c) Taxes (or reserves for taxes) on the
                                     Separate Account (if any); divided by

                                 (d) The total value of the Fund(s) record units
                                     and Fund(s) Annuity units of the Separate
                                     Account at the start of the Valuation
                                     Period; minus

                                 (e) A daily charge for Annuity mortality and
                                     expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract
                                     Schedule II).

                                 A net return rate may be more of less than 0%.

                                 The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                                 Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.09     Annuity Options:        Option 1 -- Payment of Interest on Sum Left
                                 with Aetna -- This option may be used only by the Beneficiary when the Certificate Holder dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option and will be held in the General Account of Aetna at interest (see 4.01). The Beneficiary may later tell Aetna to:

                                 (a) Pay a portion or all of the sum held by
                                     Aetna;

                                 (b) Apply a portion or all of the sum held by
                                     Aetna to any Annuity option below.

                                 If a nonspouse Beneficiary elects that some or all of the Account is to be held under this option, the Beneficiary must tell Aetna to pay the full sum held under this option by December 31st of the year containing the fifth anniversary of the Certificate Holder's date of death.

                                 Option 2 -- Payments for a Stated Period of
                                 Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                                 If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.16).

                                 Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                 Option 4 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                                 (a) 100% of the payment to continue after the
                                     first death;

                                 (b) 66-2/3% of the payment to continue after
                                     the first death;

                                 (c) 50% of the payment to continue after the
                                     first death;

                                 (d) Payments for a minimum of 120 months with
                                     100% of the payment to continue after the first death; or

                                 (e) 100% of the payment to continue at the
                                     death of the second Annuitant to the
                                     survivor if the survivor is the Annuitant and 50% of the payment to continue at the death of the Annuitant.

                                 Other Options -- Aetna may make other options available as allowed by the laws of the state in which the Contract and this certificate is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

---------------------------------------------------------------------------------------------------------------
                         Guaranteed           Monthly           Quarterly           Semi-Annual          Annual
       Years                Rate              Payment            Payment              Payment           Payment

         3                  3.00%            $ 28.99            $ 86.76             $ 172.88          $ 343.23
         4                  3.00%              22.06              66.02               131.56            261.19
         5                  3.00%              17.91              53.59               106.78            211.99
         6                  3.00%              15.14              45.30                90.27            179.22
         7                  3.00%              13.16              39.39                78.49            155.83
         8                  3.00%              11.68              34.96                69.66            138.31
         9                  3.00%              10.53              31.52                62.81            124.69
         10                 3.00%               9.61              28.77                57.33            113.82
         11                 3.00%               8.86              26.52                52.85            104.93
         12                 3.00%               8.24              24.65                49.13             97.54
         13                 3.00%               7.71              23.08                45.98             91.29
         14                 3.00%               7.26              21.73                43.29             85.95
         15                 3.00%               6.87              20.56                40.96             81.33
         16                 3.00%               6.53              19.54                38.93             77.29
         17                 3.00%               6.23              18.64                37.14             73.74
         18                 3.00%               5.96              17.84                35.56             70.59
         19                 3.00%               5.73              17.13                34.14             67.78
         20                 3.00%               5.51              16.50                32.87             65.26
         21                 3.00%               5.32              15.92                31.72             62.98
         22                 3.00%               5.15              15.40                30.68             60.92
         23                 3.00%               4.99              14.92                29.74             59.04
         24                 3.00%               4.84              14.49                28.88             57.33
         25                 3.00%               4.71              14.09                28.08             55.76
         26                 3.00%               4.59              13.73                27.36             54.31
         27                 3.00%               4.47              13.39                26.68             52.97
         28                 3.00%               4.37              13.08                26.06             51.74
         29                 3.00%               4.27              12.79                25.49             50.60
         30                 3.00%               4.18              12.52                24.95             49.53
---------------------------------------------------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

---------------------------------------------------------------------------------------------------------------
       Adjusted
        Age of
       Annuitant             None                60                 120                 180                240
--------------------- ------------------ ------------------ ------------------- ------------------ ------------

         50                 $4.05              $4.05            $ 4.03                $3.99            $ 3.93
         51                  4.12               4.11              4.09                 4.05              3.99
         52                  4.19               4.19              4.16                 4.11              4.04
         53                  4.27               4.26              4.23                 4.18              4.10
         54                  4.35               4.34              4.31                 4.25              4.16

         55                  4.44               4.42              4.39                 4.32              4.22
         56                  4.53               4.51              4.47                 4.40              4.29
         57                  4.62               4.61              4.56                 4.48              4.35
         58                  4.72               4.71              4.65                 4.56              4.42
         59                  4.83               4.81              4.75                 4.64              4.49

         60                  4.95               4.93              4.86                 4.73              4.55
         61                  5.07               5.05              4.97                 4.83              4.62
         62                  5.20               5.17              5.08                 4.92              4.69
         63                  5.34               5.31              5.20                 5.02              4.76
         64                  5.49               5.45              5.33                 5.12              4.83

         65                  5.65               5.61              5.47                 5.22              4.89
         66                  5.82               5.77              5.61                 5.33              4.96
         67                  6.01               5.94              5.75                 5.44              5.02
         68                  6.20               6.13              5.91                 5.54              5.08
         69                  6.41               6.33              6.07                 5.65              5.14

         70                  6.64               6.54              6.23                 5.76              5.19
         71                  6.88               6.76              6.41                 5.86              5.24
         72                  7.14               7.00              6.59                 5.97              5.28
         73                  7.43               7.26              6.77                 6.06              5.32
         74                  7.73               7.53              6.96                 6.16              5.35

         75                  8.06               7.82              7.14                 6.25              5.38
---------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates doe not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------------------------------------------------------------------------------------------------------
           Adjusted Ages
-------------------------------------
                          Second
    Annuitant            Annuitant        Option 4a        Option 4b         Option 4c        Option 4d         Option 4e
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

        55                 50             $ 3.69           $ 4.05            $ 4.27           $ 3.69            $ 4.03
        55                 55               3.88             4.25              4.47             3.87              4.14
        55                 60               3.99             4.44              4.71             3.98              4.42

        60                 55               3.99             4.44              4.71             3.98              4.42
        60                 60               4.24             4.71              4.99             4.23              4.57
        60                 65               4.38             4.97              5.32             4.38              4.93

        65                 60               4.38             4.97              5.32             4.38              4.93
        65                 65               4.72             5.33              5.70             4.71              5.14
        65                 70               4.93             5.68              6.15             4.91              5.66

        70                 65               4.93             5.68              6.15             4.91              5.66
        70                 70               5.40             6.21              6.70             5.36              5.96
        70                 75               5.69             6.68              7.32             5.62              6.67

        75                 70               5.69             6.68              7.32             5.62              6.67
        75                 75               6.37             7.45              8.15             6.23              7.12
        75                 80               6.78             8.11              8.99             6.54              8.13
----------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

---------------------------------------------------------------------------------------------------------------------
                          Guaranteed          Monthly            Quarterly         Semi-Annual          Annual
       Years                 Rate             Payment             Payment            Payment            Payment
         3                  3.50%            $ 29.19            $ 87.33             $ 173.91          $ 344.86
         4                  3.50%              22.27              66.61               132.65            263.04
         5                  3.50%              18.12              54.19               107.92            213.99
         6                  3.50%              15.35              45.92                91.44            181.32
         7                  3.50%              13.38              40.01                79.69            158.01
         8                  3.50%              11.90              35.59                70.88            140.56
         9                  3.50%              10.75              32.16                64.05            127.00
         10                 3.50%               9.83              29.42                58.59            116.18
         11                 3.50%               9.09              27.18                54.13            107.34
         12                 3.50%               8.46              25.32                50.42             99.98
         13                 3.50%               7.94              23.75                47.29             93.78
         14                 3.50%               7.49              22.40                44.62             88.47
         15                 3.50%               7.10              21.24                42.31             83.89
         16                 3.50%               6.76              20.23                40.29             79.89
         17                 3.50%               6.47              19.34                38.51             76.37
         18                 3.50%               6.20              18.55                36.94             73.25
         19                 3.50%               5.97              17.85                35.54             70.47
         20                 3.50%               5.75              17.22                34.28             67.98
         21                 3.50%               5.56              16.65                33.15             65.74
         22                 3.50%               5.39              16.13                32.13             63.70
         23                 3.50%               5.24              15.66                31.19             61.85
         24                 3.50%               5.09              15.24                30.34             60.17
         25                 3.50%               4.96              14.85                29.56             58.62
         26                 3.50%               4.84              14.49                28.85             57.20
         27                 3.50%               4.73              14.15                28.19             55.90
         28                 3.50%               4.63              13.85                27.58             54.69
         29                 3.50%               4.53              13.57                27.02             53.57
         30                 3.50%               4.45              13.30                26.49             52.53
---------------------------------------------------------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

---------------------------------------------------------------------------------------------------------------
                         Guaranteed            Monthly           Quarterly           Semi-Annual      Annual
       Years                Rate               Payment            Payment              Payment        Payment
         3                  5.00%            $ 29.80             $ 89.04           $ 176.99           $ 349.72
         4                  5.00%              22.89               68.38             135.93             268.58
         5                  5.00%              18.74               56.00             111.33             219.98
         6                  5.00%              15.99               47.77              94.96             187.64
         7                  5.00%              14.02               41.90              83.30             164.59
         8                  5.00%              12.56               37.52              74.58             147.35
         9                  5.00%              11.42               34.11              67.81             133.99
         10                 5.00%              10.51               31.40              62.42             123.34
         11                 5.00%               9.77               29.19              58.03             114.66
         12                 5.00%               9.16               27.36              54.38             107.45
         13                 5.00%               8.64               25.81              51.31             101.39
         14                 5.00%               8.20               24.50              48.69              96.21
         15                 5.00%               7.82               23.36              46.44              91.75
         16                 5.00%               7.49               22.37              44.47              87.88
         17                 5.00%               7.20               21.51              42.75              84.48
         18                 5.00%               6.94               20.74              41.23              81.47
         19                 5.00%               6.71               20.06              39.88              78.80
         20                 5.00%               6.51               19.46              38.68              76.42
         21                 5.00%               6.33               18.91              37.59              74.28
         22                 5.00%               6.17               18.42              36.62              72.35
         23                 5.00%               6.02               17.98              35.73              70.61
         24                 5.00%               5.88               17.57              34.93              69.02
         25                 5.00%               5.76               17.20              34.20              67.57
         26                 5.00%               5.65               16.87              33.53              66.25
         27                 5.00%               5.54               16.56              32.92              65.04
         28                 5.00%               5.45               16.28              32.35              63.93
         29                 5.00%               5.36               16.01              31.83              62.90
         30                 5.00%               5.28               15.77              31.35              61.95
---------------------------------------------------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

---------------------------------------------------------------------------------------------------------------
  Adjusted Age of
     Annuitant              None                60                 120                 180                240
---------------------------------------------------------------------------------------------------------------
         50                $ 4.34            $ 4.34            $ 4.31                $ 4.27            $ 4.22
         51                  4.41              4.40              4.38                  4.33              4.27
         52                  4.48              4.47              4.45                  4.40              4.32
         53                  4.56              4.55              4.52                  4.46              4.38
         54                  4.64              4.63              4.59                  4.53              4.44

         55                  4.72              4.71              4.67                  4.60              4.50
         56                  4.81              4.80              4.75                  4.67              4.56
         57                  4.91              4.89              4.84                  4.75              4.62
         58                  5.01              4.99              4.93                  4.83              4.69
         59                  5.12              5.10              5.03                  4.92              4.75

         60                  5.23              5.21              5.13                  5.00              4.82
         61                  5.36              5.33              5.24                  5.09              4.88
         62                  5.49              5.45              5.35                  5.19              4.95
         63                  5.63              5.59              5.47                  5.28              5.02
         64                  5.78              5.73              5.60                  5.38              5.08

         65                  5.94              5.89              5.73                  5.48              5.15
         66                  6.11              6.05              5.87                  5.58              5.21
         67                  6.29              6.22              6.02                  5.69              5.27
         68                  6.49              6.41              6.17                  5.79              5.33
         69                  6.70              6.60              6.33                  5.90              5.38

         70                  6.92              6.81              6.49                  6.00              5.43
         71                  7.17              7.04              6.66                  6.10              5.48
         72                  7.43              7.27              6.84                  6.20              5.52
         73                  7.71              7.53              7.02                  6.30              5.55
         74                  8.02              7.80              7.20                  6.39              5.59

         75                  8.35              8.08              7.38                  6.48              5.62
---------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

---------------------------------------------------------------------------------------------------------------
  Adjusted Age of
     Annuitant              None                60                 120                 180                240
---------------------------------------------------------------------------------------------------------------

         50                $ 5.26             $ 5.25            $ 5.22              $ 5.17             $ 5.11
         51                  5.33               5.32              5.28                5.23               5.15
         52                  5.40               5.38              5.34                5.29               5.20
         53                  5.47               5.45              5.41                5.35               5.26
         54                  5.54               5.53              5.48                5.41               5.31

         55                  5.63               5.61              5.56                5.47               5.36
         56                  5.71               5.69              5.63                5.54               5.42
         57                  5.80               5.78              5.72                5.61               5.47
         58                  5.90               5.88              5.81                5.69               5.53
         59                  6.01               5.98              5.90                5.77               5.59

         60                  6.12               6.09              6.00                5.85               5.65
         61                  6.24               6.21              6.10                6.93               5.71
         62                  6.37               6.33              6.21                6.02               5.77
         63                  6.51               6.46              6.33                6.11               5.83
         64                  6.66               6.60              6.45                6.20               5.89

         65                  6.82               6.75              6.57                6.30               5.95
         66                  6.99               6.91              6.71                6.39               6.01
         67                  7.17               7.08              6.85                6.49               6.06
         68                  7.36               7.27              6.99                6.59               6.12
         69                  7.57               7.46              7.15                6.69               6.17

         70                  7.80               7.67              7.30                6.78               6.21
         71                  8.05               7.89              7.47                6.88               6.25
         72                  8.31               8.13              7.64                6.97               6.29
         73                  8.59               8.38              7.81                7.06               6.33
         74                  8.90               8.64              7.99                7.15               6.36

         75                  9.23               8.93              8.16                7.23               6.38
---------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------------------------------------------------
           Adjusted Ages
-------------------------------------
                        Second
    Annuitant          Annuitant         Option 4a        Option 4b         Option 4c        Option 4d         Option 4e

        55                 50            $ 3.97           $ 4.35            $ 4.56          $ 3.97            $ 4.31
        55                 55              4.16             4.54              4.76            4.15              4.42
        55                 60              4.27             4.73              5.00            4.26              4.48

        60                 55              4.27             4.73              5.00            4.26              4.70
        60                 60              4.51             4.99              5.27            4.50              4.84
        60                 65              4.66             5.25              5.61            4.65              4.93

        65                 60              4.66             5.25              5.61            4.65              5.22
        65                 65              4.99             5.61              5.99            4.98              5.42
        65                 70              5.19             5.97              6.44            5.17              5.54

        70                 65              5.19             5.97              6.44            5.17              5.93
        70                 70              5.67             6.49              6.99            5.62              6.23
        70                 75              5.95             6.96              7.61            5.87              6.40

        75                 70              5.95             6.96              7.61            5.87              6.95
        75                 75              6.64             7.73              8.43            6.48              7.40
        75                 80              7.04             8.39              9.29            6.79              7.64
--------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------------------------------------------------
           Adjusted Ages
-------------------------------------
                         Second
    Annuitant           Annuitant         Option 4a        Option 4b         Option 4c        Option 4d         Option 4e

        55                 50             $ 4.88           $ 5.26            $5.48            $4.88             $5.23
        55                 55               5.04             5.44             5.66             5.04              5.32
        55                 60               5.15             5.63             5.91             5.14              5.38

        60                 55               5.15             5.63             5.91             5.14              5.59
        60                 60               5.37             5.87             6.16             5.37              5.72
        60                 65               5.52             6.14             6.51             5.51              5.80

        65                 60               5.52             6.14             6.51             5.51              6.10
        65                 65               5.83             6.49             6.87             5.82              6.29
        65                 70               6.04             6.84             7.34             6.00              6.41

        70                 65               6.04             6.84             7.34             6.00              6.81
        70                 70               6.49             7.35             7.87             6.44              7.08
        70                 75               6.77             7.84             8.51             6.68              7.25

        75                 70               6.77             7.84             8.51             6.58              7.81
        75                 75               7.45             8.60             9.33             7.27              8.25
        75                 80               7.86             9.28            10.20             7.57              8.49
--------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                    ----------------------------------------

                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225

                      Certificate of Group Annuity Coverage

                    ----------------------------------------





ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GMCC-IC(IR)